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                                                                 EXHIBIT 4.6


                                GRUBB & ELLIS COMPANY
                     1990 AMENDED AND RESTATED STOCK OPTION PLAN
                       AS AMENDED EFFECTIVE AS OF JUNE 20, 1997


         1.  PURPOSE.  The purpose of the 1990 Amended and Restated Stock
Option Plan (the "Plan") is to promote the interests of Grubb & Ellis Company (the "Company"), its subsidiaries and its stockholders, in retaining and attracting key persons associated with the Company and its subsidiaries who are in a position to contribute significantly to the success of the Company and its subsidiaries, by granting options ("Options") to such persons to purchase shares of its Common Stock, $0.01 Par Value ("Shares"). This Plan is an amendment and restatement of the Company's 1981, 1982, 1983, 1984 and 1985 Stock Option Plans (Amended) ("Plans"), and includes the Second Amendment to the Plan effective as of November 21, 1995, the Third Amendment to the Plan effective as of September 25, 1996, the Fourth Amendment to the Plan effective as of February 27, 1997 and the Fifth Amendment to the Plan effective as of June 20, 1997.

         2. EFFECTIVE DATE OF THE PLAN; TERM. Subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company voting on or before May 16, 1991, this Plan shall be effective as of May 16, 1990 ("Effective Date"). Upon becoming effective, this Plan shall continue in effect until such date as the Board of Directors of the Company discontinues the Plan; provided, however, that no "incentive stock Options" shall be granted under the Plan after May 16, 2000. Any such termination of the Plan shall not affect Options previously granted and such Options shall remain in full force and effect as if this Plan had not been terminated. On and after the Effective Date, all outstanding options under the previous Plans shall continue to be effective under this Plan upon the terms and conditions of the options as granted and amended prior to the Effective Date.

         3. ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Company or by such committee of directors (in either case, the "Board/Committee") as may be established by the Board of Directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended. No member of the Compensation Committee of the Board of Directors (the "Compensation Committee") shall be eligible to participate in this Plan while serving as a member of the Compensation Committee, nor shall any such member have been so eligible for one year prior to becoming a member of the Compensation Committee. Subject to the provisions of this Plan, the Board/Committee shall have sole authority, in its absolute discretion, to determine which eligible persons shall receive Options (the "Optionees"), the dates when Options shall be granted, the terms of such Options (which may differ from one another), the number of Shares to be optioned, and the exercise price of such Options, and shall have authority to do everything necessary or appropriate to administer this Plan, including, without limitation, interpreting this Plan. All decisions, determinations and interpretations of the


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Board/Committee shall be final and binding on all persons, including the Company and its subsidiaries, and all Optionees.

         4. ELIGIBILITY. The Board/Committee may grant Options to any key employee of the Company or of any of its subsidiaries, whether presently in existence or hereinafter organized or acquired, and to any director of the Company, whether or not such director is an employee; provided, however, that directors who are members of the Compensation Committee are not eligible to receive Options under the Plan. On and after such date when securities issuable under the Plan to independent contractors are registrable on a Form S-8 or similar registration statement, or otherwise when securities compliance becomes similarly simplified, in the judgment of the appropriate corporate officers of the Company, upon written notification to the Board/Committee, the Board/Committee may grant "non-qualified" Options (see below) to any key independent contractor associated with the Company or any of its subsidiaries, subject to the above limitation on members of the Compensation Committee. As of the Effective Date, independent contractors are not eligible to be granted Options under the Plan. A key employee or key independent contractor associated with the Company is one whose duties and/or authority are such that, in the judgment of the Board/Committee, he or she is in a position to contribute significantly to the success of the Company or any of its subsidiaries.

         5. STOCK TO BE OPTIONED. The maximum number of Shares of authorized, but unissued, or reacquired Common Stock of the Company, which may be optioned and sold under this Plan is 2,000,000 Shares. Outstanding Options under the previous Plans will be subject to and authorized by this Plan. On and after the Effective Date, Shares subject to expired or cancelled Options will be available for regrant of Options. The Shares authorized will be available for the grant of either "incentive stock Options" (see below) or non-qualified Options. Except as set forth in this paragraph, as of the Effective Date, the authorization of Shares under the previous Plans shall be cancelled.

         6.  GRANTING OF OPTIONS.

         (a) Options may be granted pursuant to this Plan at any time during its term. Options granted may be either incentive stock Options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "non-qualified Options" which do not meet such requirements; provided, however, that ISOs shall be granted only to eligible employees. Each Option grant shall be consistent with the terms of this Plan. No Option granted pursuant to this Plan shall be exercisable more than ten years after the date of grant, unless the Board/Committee determines otherwise with respect to individual Option grants or for all Options or Optionees; provided, however, that no ISO granted to an Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company at the date of grant shall be exercisable more than five years after the date of grant.
         (b) DOLLAR LIMITATION ON ISOS GRANTED BEFORE JANUARY 1, 1987. The aggregate fair market value (determined as of the date the Option is granted) of the Shares for which any employee may be granted ISOs in any calendar year under this Plan and under any other plan of

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the Company, its subsidiaries and/or any parent corporation before January 1,
1987, shall not exceed $100,000 plus any "unused limit carryover" to such year. If $100,000 exceeds the aggregate fair market value (determined as of the date the Option is granted) of the Shares for which an employee was granted ISOs in any calendar year after 1980, under any ISO plan of his or her employer corporation and its parent and subsidiary corporations, then one-half of such excess shall be "unused limit carryover" to each of the three succeeding calendar years. The amount of the unused limit carryover for any calendar year which may be taken into account in any succeeding calendar year shall be the amount of such carryover reduced by the amount of such carryover which was used in prior calendar years. For purposes of the foregoing sentence, the amount of ISOs granted during any calendar year shall be treated as first using up the $100,000 limitation of the first sentence of this Section 6(b), and then shall be treated as using up unused limit carryovers to such year in the order of the calendar years in which the carryovers arose.

         (c) DOLLAR LIMITATION ON ISOS GRANTED AFTER DECEMBER 31, 1986. For ISOs granted after December 31, 1986, the aggregate fair market value (determined as of the respective date or dates of grant) of the Shares with respect to which ISOs may first be exercisable under the Plan (or any other plan of the Optionee's employer corporation or its parent or subsidiary corporation) during any one calendar year shall not exceed the sum of $100,000.

         7. OPTION PRICE. The Option price for each Share purchasable upon exercise of Options granted pursuant to this Plan either shall be its fair market value or, in the case of non-qualified Options only, may be such other price as the Board/Committee shall determine which shall be at least 50% of the fair market value of such Share, at the date of grant of the Option; provided, however, that the exercise price of ISOs granted to an Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of the Company at the date of grant shall be set at not less than 110% of the fair market value per Share at the date of grant. The fair market value of the Shares on any given date shall be determined by reference to the closing market price per Share on the New York Stock Exchange Composite Reporting System (or on such other major trading market or exchange on which the Company's Common Stock is then traded) on the trading date next preceding such date.

         8.  VESTING OF OPTIONS.

         (a) The vesting period of each Option granted shall be as determined by the Board/Committee; provided, that if a vesting period is not specified by the Board/Committee, the number of Shares granted to an Optionee shall be divided into three, equal installments. The first such installment shall vest, and the Option shall be exercisable with respect to the Shares included in such installment, on the date one year after the grant of the Option, and each succeeding installment shall vest, and the Option shall be exercisable with respect to the Shares included therein, annually thereafter.

         (b) Notwithstanding the foregoing, Options granted pursuant to this Plan shall vest immediately upon the occurrence of any of the following events (hereafter referred to as "Acceleration"): (i) at the election of the Board/Committee with respect to Options specifically

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designated;  (ii)  the merger or combination of the Company with another corporation, when as a result thereof the shareholders of the Company immediately preceding such merger or combination shall immediately thereafter own less than 50% of the outstanding shares of the surviving corporation which at the time shall have, by the terms thereof, the ordinary voting power to elect the directors of such corporation; (iii) a tender offer or single transaction (other than a merger or combination of the Company with another corporation) which in either case results in a change in ownership of 33-1/3% or more of the outstanding shares of Common Stock of the Company; (iv) a sale to an unrelated party of substantially all of the assets of the Company; or (v) a substantial partial or complete liquidation of the Company.

         9.  EXERCISE OF OPTIONS.

         (a) An Option may be exercised when installments vest and at any time from time to time thereafter during the specified term of the Option with respect to all or a portion of the Shares covered by such vested installments; provided, that not less than ten Shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under such Option and only whole Shares may be purchased; and further subject to the restrictions contained in this Section 9.

         (b) An ISO granted before January 1, 1987 shall not be exercisable while there is "outstanding" any ISO which was granted before the granting of such Option to such Optionee to purchase stock in the Company or in a corporation which (at the date such Option is granted) is a parent or subsidiary corporation of the Company, or in a predecessor corporation of any of such corporations. For purposes of the foregoing sentence, any ISO shall be treated as "outstanding" until such Option is exercised in full or expires by reason of lapse of time.

         (c) An Option may be exercised by delivery of written notice of such exercise to the Company at its principal business office by the Optionee, together with one of the following:

         1) full cash payment for the Shares with respect to which the Option is exercised, in the form of a check payable to the Company in the amount of the aggregate purchase price;

         2) full payment for the Shares with respect to which the Option is exercised in the form of shares of Common Stock of the Company already owned by the Optionee having a fair market value (determined in accordance with Paragraph
7) equal to the aggregate purchase price of the Shares;

         3) full payment for the Shares with respect to which the Option is exercised in the form of a combination of cash and already-owned shares;

         4) in the discretion of the Board/Committee, payment on an installment basis by making an initial payment and thereafter paying the balance of the exercise price within a term not to exceed ten years from the date of exercise (or sooner upon termination of employment for any reason other than incapacity, retirement or death);

         5) if offered by the Board/Committee, an executed subscription agreement and

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promissory note upon such terms and conditions as the Company may require, which shall evidence the Optionee's irrevocable agreement to purchase the Shares within one year of such notice.

         Until the issuance of the stock certificate, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for any dividend or distribution in respect of the Shares for which the record date is prior to the date the stock certificate is issued except as provided in Section 13.

         (d) Except as otherwise provided in the option agreement or form of grant with respect to an Option, an Option may be exercised by the Optionee either while he or she is, and has continually been since the date of the grant of the Option, an employee of the Company, its subsidiaries, its parent or its successor companies, or a director of the Company, or within three months after termination of such status, except that if his or her continuous employment or service as a director terminates by reason of his or her death, to the extent that installments have vested and remain unexercised on the date of the Optionee's death, such Option of the deceased Optionee may be exercised within one year after the death of such Optionee, by (and only by) the person or persons to whom his or her rights under such Option shall have passed by will or by the laws of descent and distribution.

         (e) A non-qualified Option granted to an Optionee while associated with the Company or its subsidiaries as an independent contractor may be exercised under the same conditions as that of an employee Optionee described in Paragraph 9(d) above, except that "associate" and "association" shall be substituted for "employee" and "employment," respectively.

         10. OPTIONS NOT TRANSFERABLE. Options granted under this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of an Optionee only by such Optionee.

         11. CANCELLATION AND NEW GRANT OF OPTIONS. The Board/Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or a different number and class of shares of stock and having an Option price per share on the new grant date set according to Paragraph 7 above, and a new vesting schedule commencing on such date.

         12.  AMENDMENT OR TERMINATION OF THE PLAN.

         (a) The Board of Directors of the Company may amend this Plan from time to time in such respects as it may deem advisable; provided, however, that without stockholder approval, the Board of Directors may not amend the Plan to effect an increase in the number of Shares authorized for the grant of Options to a number greater than is authorized hereunder.

         (b) The Board of Directors of the Company may at any time terminate this Plan.

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Any such termination of this Plan shall not affect Options previously granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

         (c) The Board/Committee may amend or modify outstanding Options issued under the Plan in any or all aspects whatsoever not inconsistent with terms of the Plan; provided, however, that no such amendment or modification shall adversely affect the rights of an Optionee with respect to Options at the time outstanding under the Plan unless the Optionee consents to such amendment.

         13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If all or any portion of an Option is exercised subsequent to any of the following kinds of changes in the outstanding Common Stock of the Company: a stock dividend, stock-split, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, corporate separation, reorganization or liquidation; and if as a result shares of any class shall be issued in respect of outstanding shares of Common Stock or shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes; then the Optionee, upon exercising such an Option, shall receive, for the aggregate price paid, the aggregate number and class of Shares which he or she would have been holding following any and all such changes in the outstanding Common Stock of the Company as if Shares (as authorized at the date of the granting of such Option) had been purchased by him or her at the date of granting of such Option for the same aggregate price (on the basis of the price per Share provided in such Option) and had not been disposed of; provided, however, that no fractional Share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional Share not issued. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number and class of Shares remaining available under this Plan shall be that number and class which a person, to whom an Option had been granted for all of the available Shares under this Plan on the date preceding such change, would be entitled to receive as provided in the first sentence of this Section 13.

         14. AGREEMENT AND REPRESENTATIONS OF OPTIONEE. As a condition to the exercise of any portion of an Option, the Company may require the Optionee of such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any governmental agency.

         15. RESERVATION OF SHARES OF COMMON STOCK. The Company during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority, in order to issue and sell such number of Shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares of its Common Stock hereunder shall relieve the Company of any liability in respect to the non-issuance or sale of such stock as to which such requisite authority shall not have been obtained.

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         16.  MISCELLANEOUS.

         (a) No person shall have any claim or right to be granted an Option under this Plan. The grant of an Option under this Plan shall not confer any right on the Optionee to continue in the employ of or association with the Company or limit in any way the right of the Company to terminate such employment or association.

         (b) The Company shall have the right to condition exercise of Options granted pursuant to this Plan upon satisfactory arrangements to assure that, to the extent the exercise of such Options shall result in realization by the person exercising such Options of income subject to a requirement that taxes be withheld with respect to such income, the amount of such taxes shall be provided by the Optionee at the time of exercise of the Options or the number of Shares issuable upon such exercise shall be reduced and withheld to satisfy such tax obligations.



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